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                                                                   EXHIBIT 10.1

                               FORE SYSTEMS, INC.

                        CHANGE IN CONTROL SEPARATION PLAN
              (as amended and restated effective September 4, 1998)


                                  Introduction

                  The Board of Directors of FORE Systems, Inc. recognizes that the Corporation, as a publicly held company, may experience a change in control, and that the possibility of a change in control may create uncertainty resulting in the loss or distraction of certain key employees of the Corporation to the detriment of the Corporation and its stockholders.

                  The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Corporation and its stockholders. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from its key employees regarding the best interests of the Corporation and its stockholders without concern that such employees might be distracted or concerned by the personal uncertainties and risks created by the perception that a change in control might be imminent.

                  Accordingly, the Board has determined that appropriate steps should be taken to assure the Corporation of the continued employment and dedication to duty of certain key employees and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control.

                  Therefore, in order to fulfill the above purposes, the FORE Systems, Inc. Change In Control Separation Plan is hereby adopted by the Board.


                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

                  As of the Effective Date, the Corporation has established a compensation plan known as the FORE Systems, Inc. Change In Control Separation Plan as set forth in this document. The Plan has been amended and restated effective September 4, 1998.



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                                   ARTICLE II
                                   DEFINITIONS

                  As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

                  (a) Average Bonus. The average annual bonus received by a Participant for the three most recent fiscal years of the Corporation (or such lesser number of fiscal years during which the Participant was employed by the Corporation) completed prior to (i) the occurrence of a Change in Control or
(ii) the Participant's termination of employment, whichever produces the higher average. For this purpose, if a Participant was employed by the Corporation for only a portion of an applicable fiscal year, the Participant's bonus for such fiscal year, if any, shall be annualized.

                  (b) Base Salary. The highest rate of annual base salary in effect for a Participant from the Corporation or its Subsidiaries during the three most recent fiscal years of the Corporation completed prior to (i) the occurrence of a Change in Control or (ii) the Participant's termination of employment, whichever produces the higher amount. Base Salary shall not include bonuses, overtime pay, and incentive compensation.

                  (c) Board. The Board of Directors of the Corporation.

                  (d) Cause. "Cause" shall be determined by the Board in the exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

                  (i) The Participant's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

                  (ii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Corporation or its Subsidiaries; provided, however, that no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation or its Subsidiaries.

                  (e) Change in Control. "Change in Control" shall mean:



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                  (i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (other than the Corporation, a Subsidiary or any of their benefit plans) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); or

                  (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (iii) Consummation of a reorganization, merger or consolidation or similar form of corporate transaction, involving the Corporation or any of its Subsidiaries (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be; or


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                  (iv)(A) Consummation of a complete liquidation or dissolution of the Corporation or (B) sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

                  (f) Code. The Internal Revenue Code of 1986, as amended from time to time.

                  (g) Committee. The Compensation Committee of the Board.

                  (h) Corporation. FORE Systems, Inc., a Delaware corporation, and any Successor.

                  (i) Date of Termination. The effective date of a Participant's termination of employment with the Corporation and its Subsidiaries.

                  (j) Effective Date. April 18, 1996, or such other date as the Board shall designate in its resolution approving the Plan.

                  (k) Good Reason. Without the Participant's express written consent, the occurrence of any one or more of the following:

                  (i) The Participant's position, management responsibilities or working conditions are substantially diminished from those in effect immediately prior to the Change in Control, or the Participant is assigned duties inconsistent with his or her position;

                  (ii) The Corporation's requiring the Participant to be based at a location in excess of thirty-five (35) miles from the location of the Participant's principal job location or office immediately prior to the Change in



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         Control, except for required travel on the Corporation's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control;

                  (iii) A material reduction by the Corporation of the Participant's compensation or benefits from those in effect immediately prior to the Change in Control;

                  (iv) The failure of the Corporation to obtain a satisfactory agreement from any Successor to assume and agree to perform the Corporation's obligations to the Participant under this Plan, as contemplated in Article V herein.

                  The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's (A) incapacity due to physical or mental illness or (B) continued employment for less than ninety (90) days following the occurrence of (or, if later, the Participant's gaining knowledge of) any event constituting Good Reason herein.

                  (l) Participants. All Schedule A Participants and Schedule B Participants.

                  (m) Plan. FORE Systems, Inc. Change in Control Separation Plan, as the same may be amended from time to time.

                  (n) Schedule A Participant. A key employee who has been designated by the Board as a participant in the Plan and whose name is set forth on Schedule A, attached to the Plan.

                  (o) Schedule B Participant. A key employee who has been designated by the Board as a participant in the Plan and whose name is set forth on Schedule B, attached to the Plan.

                  (p) Separation Benefits. The benefits payable in accordance with Section 4.2 of the Plan.

                  (q) Subsidiary. Any corporation in which the Corporation, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

                  (r) Successor. Another corporation or unincorporated entity or group of corporations or unincorporated entities which acquires ownership, directly or indirectly, of all or substantially all of the assets of the Corporation.



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                                   ARTICLE III
                                   ELIGIBILITY

                  Schedules A and B to this Plan provide lists of the key employees of the Corporation who shall be Participants as of the Effective Date. The Board may from time to time designate other key employees as Schedule A Participants, and the Board or an officer designated by the Board may from time to time designate other key employees as Schedule B Participants. All Participants shall be management or highly compensated employees of the Corporation. A Participant shall cease to be a Participant in the Plan when he ceases to be an employee of the Corporation or a Subsidiary, unless such Participant is then entitled to payment of a Separation Benefit as provided in the Plan. A Participant entitled to payment of a Separation Benefit shall remain a Participant in the Plan until the full amount of all Separation Benefits has been paid to him.


                                   ARTICLE IV
                               SEPARATION BENEFITS

                  4.1 Right to Separation Benefit. A Participant shall be entitled to receive from the Corporation Separation Benefits in the amount provided in Section 4.2 if a Change in Control occurs and if, within two (2) years thereafter, the Participant's employment with the Corporation and its Subsidiaries shall terminate either (a) by action of the Corporation without Cause or (b) by reason of the Participant's resignation from such employment for Good Reason.

                  4.2 Separation Benefits. If a Participant's employment terminates in circumstances entitling him to Separation Benefits as provided in
Section 4.1, the Participant shall be entitled to the following:

                  (a) The Corporation shall pay each Schedule A Participant, within ten (10) days of the Date of Termination, a Separation Benefit equal to three (3) times the sum of (x) such Schedule A Participant's Base Salary and (y) such Schedule A Participant's Average Bonus.

                  (b) The Corporation shall pay each Schedule B Participant, within ten (10) days of the Date of Termination, a Separation Benefit equal to one and one-half (1-1/2) times the sum of (x) such Schedule B Participant's Base Salary and (y) such Schedule B Participant's Average Bonus.



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                  (c) Each Participant shall receive from the Corporation an amount, paid within ten (10) days of the Date of Termination, equal to (i) the greater of (A) the Participant's Average Bonus and (B) the Participant's target bonus for the year in which the Date of Termination occurs, multiplied by (ii) a fraction, the numerator of which is the number of days from the April 1 preceding the date of termination to the Date of Termination, both inclusive, and the denominator of which is 365.

                  (d) All welfare benefits, including medical, life and disability benefits, pursuant to plans under which the Participant, and/or the Participant's family is eligible to receive benefits and/or coverage shall be continued for a period of three years after the Date of Termination. Such benefits shall be provided to the Participant at no less than the same coverage level as in effect as of the Date of Termination. The Corporation shall pay the full cost of such continued benefits, except that the Participant shall bear any portion of such cost as was required to be borne by key employees of the Corporation generally at the Date of Termination. Notwithstanding the foregoing:

                  (i) These welfare benefits may be discontinued prior to the end of the period provided in this Section to the extent, but only to the extent, that the Participant receives substantially similar benefits from a subsequent employer.

                  (ii) If the Corporation determines that giving the continued welfare benefit coverage described in this Section would adversely affect the tax qualification of a benefit plan, the Corporation may pay the Participant a lump sum cash amount equal to the after-tax present value to the Participant of such continued coverage, in lieu of giving such continued coverage. For purposes of the preceding sentence, present value shall be determined as of the Date of Termination and shall be calculated based upon a discount rate equal to the Applicable Federal Rate as provided in Section 1274(b)(2) of the Code.

                  (e) Any and all stock options and stock-based rights held by the Participant on the Date of Termination shall be immediately and fully vested and exercisable as of the Date of Termination. Subject to the foregoing, all stock options and stock-based rights held by the Participant on the Date of Termination shall be administered in accordance with the terms of the applicable plans and agreements.



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                  4.3 Other Benefits Payable. The Separation Benefits described in Section 4.2 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant following termination, including but not limited to accrued vacation or sick pay amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan.

                  4.4  Certain Additional Payments By the Corporation.

                  (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Corporation (or any of its Subsidiaries) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of any Schedule A Participant (whether pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 4.4) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by any Schedule A Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Corporation shall pay to such Schedule A Participant an additional payment (a "Gross-Up Payment") in an amount such that after payment by such Schedule A Participant of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Schedule A Participant retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in such Schedule A Participant's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, such Schedule A Participant shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in the Schedule A Participant's adjusted




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gross income. Notwithstanding the foregoing provisions of this Section 4.4(a), if it shall be determined that a Schedule A Participant or Schedule B Participant is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 5% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to such Schedule A Participant under this Plan shall be reduced (but not below zero) to the maximum amount that could be paid to such Schedule A Participant without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to such Schedule A Participant. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 4.2(a) or Section 4.2(b), as the case may be, unless an alternative method of reduction is elected by such Schedule A Participant. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Plan (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Plan shall be reduced pursuant to this provision.

                  (b) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Corporation (or any of its Subsidiaries) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of any Schedule B Participant (whether pursuant to the terms of this Plan or otherwise) (the "Schedule B Payments") would be subject to the Excise Tax, then the amounts payable to a Schedule B Participant under this Plan shall be reduced to the Safe Harbor Cap if the result of subtracting the Excise Tax from the Schedule B Payment is less than the Safe Harbor Cap. If reductions are to be made pursuant to the preceding sentence, such reduction shall be made first from the payments under Section 4.2(b) unless an alternative method of reduction is elected by the Schedule B Participant. For purposes of reducing the Schedule B Payments to the Safe Harbor Cap, only amounts payable under this Plan (and no other Schedule B Payments) shall be reduced, unless consented to by the Schedule B Participant.

                  (c) Subject to the provisions of Section 4.4(a) or Section 4.4(b), all determinations required to be made under this Section 4.4, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Corporation



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as of the date immediately prior to the Change in Control (the "Accounting
Firm") which shall provide detailed supporting calculations both to the Corporation and any Participant within fifteen (15) business days of the receipt of notice from the Corporation or the Participant that there has been a Payment or Schedule B Payment, or such earlier time as is requested by the Corporation (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, any Participant may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation and the Corporation shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 4.4 with respect to any Payments made to Schedule A Participants shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by a Participant, it shall furnish such Participant with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on the Participant's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments or Schedule B Payments shall be reduced to the Safe Harbor Cap, it shall furnish a Participant with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Corporation and any Participant.

                  (d) As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment") or Gross-Up Payments are made by the Corporation which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that any Schedule A Participant thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Corporation to or for the benefit of such Schedule A Participant. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Schedule A Participant for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the



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Code) shall be promptly paid by such Schedule A Participant (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Corporation. A Schedule A Participant shall cooperate, to the extent their expenses are reimbursed by the Corporation, with any reasonable requests by the Corporation in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

                  (e) If Payments or Schedule B Payments are reduced to the Safe Harbor Cap as provided in Section 4.4(a) or Section 4.4(b) and if it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that Payments or Schedule B Payments have been made to, or provided for the benefit of, Participants by the Corporation, which are in excess of the limitations provided in Section 4.4(a) or Section 4.4(b) (hereinafter referred to as an "Excess Payment"), such Excess Payment shall be deemed for all purposes to be a loan to the Participant made on the date such Participant received the Excess Payment and the Participant shall repay the Excess Payment to the Corporation on demand, together with interest on the Excess Payment at the applicable federal rate from the date of the Participant's receipt of such Excess Payment until the date of such repayment. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Payments or Schedule B Payments which will not have been made by the Corporation should have been made (a "Safe Harbor Underpayment"), consistent with the calculations required to be made under this Section 4.4. In the event that it is determined (i) by the Accounting Firm, the Corporation (which shall include the position taken by the Corporation, or together with its consolidated group, on its federal income tax return) or the IRS or (ii) pursuant to a determination by a court, that a Safe Harbor Underpayment has occurred, the Corporation shall pay an amount equal to such Safe Harbor Underpayment to the Participant within fifteen (15) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Participant until the date of payment.

                  4.5 Payment Obligations Absolute. Upon a Change in Control, the Corporation's obligations to pay the Separation Benefits described in
Section 4.2 and the additional payments described in Section 4.4 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be



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obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan and, except as otherwise provided in Section 4.2(c)(i), in no event shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer.

                                    ARTICLE V
                            SUCCESSOR TO CORPORATION

                  The Plan shall bind any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Corporation would be obligated under the Plan if no succession had taken place. In the case of any transaction in which a Successor would not by the foregoing provision or by operation of law be bound by the Plan, the Corporation shall require such Successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under the Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

                                   ARTICLE VI
                       DURATION, AMENDMENT AND TERMINATION

                  6.1 Duration. If a Change in Control has not occurred, the Plan shall expire five (5) years from the Effective Date, unless sooner terminated as provided in Section 6.2, or unless extended as described below. Following the end of the five (5) year term, on each anniversary of the Effective Date before a Change in Control, the term of the Plan shall be automatically extended to continue for an additional one (1) year period, unless the Board determines before the anniversary date that the term will not be extended. If a Change in Control occurs during the term of this Plan, the Plan shall continue in full force and effect and shall not terminate or expire until all Participants who become entitled to Separation Benefits hereunder shall have received such payments in full.

                  6.2 Amendment and Termination. The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Incumbent Board, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.



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                  6.3 Form of Amendment. The form of any amendment or
termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment or termination has been approved by the Incumbent Board. An amendment of the Plan shall automatically effect a corresponding amendment to all Participants' rights hereunder. A termination of the Plan shall automatically effect a termination of all Participants' rights and benefits hereunder.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  7.1 Withholding Taxes. The Corporation may directly or indirectly withhold from any payments made under this Plan all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  7.2 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Corporation will, if the Participant substantially prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

                  7.3 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Corporation or any of its Subsidiaries any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries' regarding termination of employment.

                  7.4 No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  7.5 Source of Payment. All payments provided for under this Plan shall be paid in cash from the general funds of the Corporation. The Corporation shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Corporation shall make any investments to aid it in meeting its obligations hereunder, the Participants shall have no right, title or



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interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation hereunder, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

                  7.6 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.7 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Delaware, other than the conflict of law provisions of such laws.

                  7.8 Named Fiduciary and Administrator. For the purposes of the Employee Retirement Income Security Act of 1974, the Corporation shall be the "named fiduciary" and the "administrator" of the Plan. The Plan Administrator shall operate, interpret and implement the Plan. The Plan Administrator shall have all such powers as are necessary to discharge his duties, including, but not limited to, the interpretation and construction of all provisions of the Plan, the determination of all questions of eligibility, participation, benefits and all other related or incidental matters, and such duties and powers of Plan administration which are not assumed from time to time by any other appropriate entity, individual, or institution. The Plan Administrator shall decide all such questions and his decisions and determinations that are not arbitrary and capricious shall be binding and conclusive on the Corporation, the Participant, the Participant's designee, the Participant's spouse or other dependent or beneficiary, employees, and all other interested parties.

                  The Plan Administrator may require each Participant to submit, in such form as he shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.



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